UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2013

BLACKBAUD, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 22, 2013, Blackbaud, Inc. (“Blackbaud”) and Duck Pond Creek-SPE, LLC (“Landlord”) entered into a Lease Amendment and Remediation Agreement (the “Amendment”), which amends that certain Triple Net Lease Agreement, dated December 5, 2008, by and between Blackbaud and Landlord for the lease of Blackbaud's current headquarters.  Based on an investigation performed by professional engineers, Blackbaud and Landlord have determined it necessary for Landlord to take certain remedial construction measures to address building conditions leading to leakage of rain water through the exterior walls of Blackbaud's headquarters.  The Amendment provides that Landlord shall bear all the costs of such remedial construction measures, shall not unreasonably interfere with Blackbaud's operations or use of the premises, and shall deliver to Blackbaud an irrevocable performance bond for the remediation work.  Landlord shall also arrange and bear all costs associated with leasing nearby furnished office space (the “Alternate Space”) for Blackbaud during the remediation work and for up to ninety days thereafter.  The Amendment provides that Landlord shall reimburse Blackbaud for all reasonable costs and expenses arising out of the building deficiency and related remediation work including, but not limited to, the following:

•
reasonable expenses of employee relocation to and return from the Alternate Space and moves within the leased premises, including the costs of moving and storing equipment and any on site signage or communications to clients regarding relocation;

•	utilities, including electricity and water, and insurance for the Alternate Space;

•	any increase in the use of utilities or in maintenance costs for the leased premises during the remediation work;

•	any increase in the cost of Blackbaud's insurance for the leased premises due to the remediation work;

•	an independent project manager to manage the remediation process, including temporary relocation of employees;

•	reasonable additional costs of Blackbaud's maintenance and information technology employees, including overtime due to the remediation work; and

•	additional security for the leased premises.
The description of the Amendment provided herein is qualified in its entirety by reference to the full and complete terms of the Amendment which is filed as Exhibit 10.66 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.66	Lease Amendment and Remediation Agreement entered into as of March 22, 2013, by and between Blackbaud, Inc. and Duck Pond Creek-SPE, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	March 28, 2013	/s/ Anthony W. Boor
Anthony W. Boor,
Senior Vice President and Chief Financial Officer